EXECUTION COPY


SCHEDULE
to the
Master Agreement
dated as of October 30, 2002
between
SWISS RE FINANCIAL PRODUCTS CORPORATION (Party A),

and

The MBNA CREDIT CARD MASTER NOTE TRUST (Party B), a trust created pursuant to a trust agreement dated as of May 4, 2001, as amended and restated as of May 24, 2001, and as amended as of July 12, 2001 and as of August 1, 2002 (as amended and restated, the Trust Agreement).

Party B intends to issue MBNAseries Class A(2002-11) Notes (the Class A Notes) pursuant to the Indenture dated as of May 24, 2001 (as amended from time to time, the Indenture) as supplemented by the MBNAseries Indenture Supplement dated as of May 24, 2001 (as amended from time to time, the Indenture Supplement) and as further supplemented by the Class A(2002-11) Terms Document dated as of October 30, 2002 (the Terms Document).


Part 1.	Termination Provisions

In this Agreement:

(a) Specified Entity shall not apply for purposes of this Agreement.

(b) Specified Transaction will have no meaning for the purpose of this Agreement.

(c) The Breach of Agreement provisions of Section 5(a)(ii), the Credit Support Default provisions of Section 5(a)(iii), the
Misrepresentation provisions of Section 5(a)(iv), the Default under Specified Transaction provisions of Section 5(a)(v), the Cross Default provisions of Section 5(a)(vi), Tax Event Upon
Merger provisions of Section 5(b)(iii), and the Credit Event Upon Merger provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B. Solely with respect to payments required to be made by Party A after the occurrence of an Early Redemption Event with respect to the Class A Notes, the word third in the final line of Section 5(a)(i) shall be replaced with 12:00 noon New York City time of the first (or such other time as may be mutually agreed to by Party A, Party B and the Note Rating
Agencies).

(d) The Failure to Pay or Deliver provisions of Section 5(a)(i) shall apply to Party A and shall apply to Party B (i) with respect to Party B Floating Amounts and (ii) with respect to Party B Final Exchange Amounts, only on the dates and only to the extent that such amounts are available to make such payments pursuant to the terms of the Terms Document; provided, however, that if Party B has made a partial payment pursuant to the terms of the Confirmation (such partial payment being subject to the provisions of Section 5(a)(i)) on any Party B Floating Rate Payer Payment
Date, the reciprocal partial payment made by Party A pursuant to the terms of the Confirmation on the related Party A Floating Rate Payer Payment Date shall not be subject to the provisions of
Section 5(a)(i). Upon an Event of Default pursuant to Section 5(a)(i) of this Agreement with respect to Party A, Party B will be deemed to have designated an Early Termination Date on the date of such Event of Default without notice or any further action by Party B. Party B shall immediately give notice to Party A of such Early Termination Date.

(e) The Automatic Early Termination provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply; provided, however, that in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected Party, the related
Settlement Amount, if negative, will be deemed to be zero if the Market Quotation cannot be determined.

(g) Market Quotation. Notwithstanding anything to the contrary in the definition of Market Quotation in Section 14, in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected
Party, the Market Quotation, if negative, will be deemed to be the negative quotation, if any, with the highest absolute value received from any Reference Market-maker, even if only one quotation is provided, with which Party B is able, using its best efforts, to enter into a Replacement Transaction even if Party B reasonably believes such Market Quotation would not produce a commercially reasonable result, and Party B hereby agrees to pay to Party A such amounts as are received by Party B in connection with it entering into a Replacement Transaction, less the amount, if any, by which any Unpaid Amounts owed by Party A to Party B exceed any Unpaid Amounts owed by Party B to Party A.

(h) Reference Market-maker will not have the meaning specified in
Section 14, but will instead mean the following:

		Reference Market-maker means five leading dealers in the relevant market selected by the party determining the Market
Quotation in good faith (a) from among dealers which are rated not lower than AA- or Aa3, respectively, by Standard &
Poor's Ratings Services (S&P) and Moody's Investors Service,
Inc. (Moody's) which satisfy the criteria that such party applies generally at that time in deciding whether to offer or make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city.

(i) Termination Currency means United States Dollars (USD).

(j) The Netting provisions of Section 2(c) will not apply to Party A and will not apply to Party B.

Part 2.	Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

	It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and
(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i) The following representation will apply to Party B:

It is a statutory trust created under the laws of the State of Delaware.

(ii) The following representations will apply to Party A:

It is a corporation organized under the laws of the State of Delaware.

Part 3.	Agreement to Deliver Documents.

	For the purpose of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

	(a)	Tax forms, documents or certificates to be delivered are:
Party required to deliver document-

Form/Document/Certificate-
Date by which
to be delivered-Covered by Section 3(d) Representation
Party B-Any form or document that may be reasonably requested, and that Party B is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.-Promptly upon reasonable demand by the other party.-No
Party A-Any form or document that may be reasonably requested, and that Party A is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.-Promptly upon reasonable demand by the other party.-No
Party B-A complete and executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).-(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such Form previously provided by Party B has become obsolete or incorrect.-No

	(b)	Other documents to be delivered are:

Party required to deliver document-
Form/Document/Certificate-
Date by which to be delivered-Covered by Section 3(d)
Party A-Opinions of counsel for Party A substantially in the form of Exhibit A to this Schedule-Upon execution of this Agreement-No
Party A-An incumbency certificate with respect to the signatory of this Agreement-Upon execution of this Agreement-Yes
Party B-An opinion of counsel for Party B substantially in the form of Exhibit B to this Schedule-Upon execution of this Agreement-No
Party B-An incumbency certificate with respect to the signatory of this Agreement-Upon execution of this Agreement-Yes

Part 4.	Miscellaneous.

(a) Addresses for Notices.  For the purpose of Section 12(a):

Address for notices or communications to Party A:

Address:	Swiss Re Financial Products Corporation
	55 East 52nd Street
	New York, New York  10022
Attention:  	Derivatives Documentation
Facsimile No.:	(212) 317-5161
Telephone No.:	(212) 317-5448

with copies to:

Address:	Swiss Re Financial Products Corporation
	55 East 52nd Street
	New York, New York  10022
Attention:  	General Counsel
Facsimile No.:	(212) 317-5474

For all purposes.

	Address for notices or communications to Party B:

	Address:	MBNA Credit Card Master Note Trust
			c/o MBNA America Bank,
			  National Association, as Beneficiary
			Securitization Servicing
			Wilmington, Delaware 19884-2824
	Attention:		Tony Romano
Telephone No.: 	(302) 457-0331
Facsimile No.: 	(302) 457-0715

For all purposes.

(b) Process Agent.  For the purpose of Section 13(c):

	Party A appoints as its Process Agent:	Not applicable.

	Party B appoints as its Process Agent:	Not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party.  For the purpose of Section 10(c) of this
Agreement.

Party A is not a Multibranch Party.

	Party B is not a Multibranch Party.

(e) Calculation Agent.  The Calculation Agent is the Indenture
Trustee.

(f) Credit Support Document.  Details of any Credit Support Document:

In the case of Party A:  Guaranty of Swiss Reinsurance Company
(Swiss Re), which Guaranty may not be supplemented or modified by a Subguaranty issued under the Guaranty related to this Agreement or any Transaction.

	In the case of Party B:  Not applicable.

(g) Credit Support Provider.

In relation to Party A:  Swiss Re.

	In relation to Party B: Not applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine but without prejudice to the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

(i) Affiliate will have the meaning specified in Section 14 of this Agreement, except that with respect to Party B there shall be deemed to be no Affiliates.

Part 5.	Other Provisions.

(a) Confirmation. The Confirmation, dated the date hereof, between Party A and Party B supplements, forms part of, and will be read and construed as one with, this Agreement. A form of Confirmation is set forth as Exhibit C hereto. This document shall not be construed to form a single agreement with two or more Confirmations. Reference to this Agreement means, with respect to a Transaction, this document together with the Confirmation.

(b) Waiver of Trial By Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter this Agreement by, among other things, the mutual waivers and certifications in this Section.

(c) Non-Petition. To the fullest extent permitted by applicable law, Party A hereby agrees that it will not bring any action (whether in bankruptcy or otherwise) against Party B in any court prior to the date which is one year and one day after all Notes (as such term is defined in the Indenture) of Party B have been paid in full.

(d) Party A's Rating Withdrawal or Reduction.

(i) 	If the long term senior unsecured debt rating of Party A is
withdrawn or reduced below Aa3 by Moody's or the short term senior unsecured debt rating of Party A is withdrawn or reduced below P-1 by Moody's or A-1+ by S&P, within 30 days of such withdrawal or reduction (unless the Note Rating Agencies have confirmed the ratings on the Class A Notes which were in effect immediately prior to such withdrawal or reduction), Party A shall, in each case solely at the expense of Party A, (A) assign this Agreement and the related ISDA Master Agreement to, or obtain a replacement ISDA Master Agreement and Transactions thereunder (the documentation of which satisfies the Rating Agency Condition) with another counterparty rated at least Aa3 and A-1+ by Moody's and S&P, respectively, with terms substantially similar to the ISDA Master Agreement and such Transactions, or (B) obtain a guaranty of, or a contingent agreement (the documentation of which satisfies the Rating Agency Condition) of another person rated at least Aa3 and A-1+ by Moody's and S&P, respectively, to honor
Party A's obligations under the Master Agreement and any Transactions thereunder, or (C) post collateral sufficient to ensure that the ratings on the Class A Notes will not be downgraded or withdrawn (provided that the short term senior unsecured debt rating of Party A is rated at least A-1 by S&P and the long term senior unsecured debt rating of Party A is rated at least A- by S&P and that Party A complies with paragraph (ii) below), or (D) establish any other arrangements satisfactory to the Note Rating Agencies sufficient to ensure that the ratings on the Class A Notes will not be downgraded or withdrawn.

(ii)	If Party A elects to post collateral as described in clause
(i)(C) above, such collateral shall be (i) deposited in a Qualified Account in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee and the Class A(2002-11) Noteholders, (ii) invested in Permitted Investments (other than debt of Party A) with a Qualified Institution (other than Party A) in the currency of the Class A Notes that mature no later than the day before the next Party A Floating Rate Payer Payment Date, (iii) governed by the ISDA Form of Credit Support Annex (New York law form) (as amended, supplemented or otherwise modified from time to time), and (iv) posted at the expense of Party A. To the extent that the amount to be posted includes the amount that would be payable from Party A to Party B if Party B were to designate an Early Termination Date hereunder as a consequence of an Event of Default with respect to Party A, Party
A shall calculate such amount.

(iii)	If Party A elects to assign as described above in clause
(i)(A) above or obtain a guaranty as described in clause (i)(B) above, then such assignment or guaranty shall be done at the expense of Party A.

(iv)	The failure of Party A to satisfy its obligations under this provision will result in a Swap Downgrade Event under the Terms Document. The occurrence of such Swap Downgrade Event shall not, in and of itself, give rise to any Event of Default or otherwise be the basis for the designation of a Termination Event.

(e) Provision for Payments from Party B. Notwithstanding anything contained in this Agreement to the contrary, any amount required to be paid by Party B pursuant to this Agreement will be payable only to the extent provided in, and from (i) amounts on deposit in the Interest Funding sub-Account for the Class A Notes which are specifically available to be applied therefor pursuant to, Section 3.13(d) of the Indenture Supplement, as determined pursuant to Sections 2.03(c) and 2.13(c) of the Terms Document, (ii) amounts on deposit in the Principal Funding sub-Account for the Class A Notes which are specifically available to be applied therefor pursuant to, Section 3.14(b) of the Indenture Supplement, as determined pursuant to Section 2.04(d) of the Terms Document and
(iii) any amounts specifically available to be applied therefor pursuant to Sections 2.13(d) and 2.14 of the Terms Document (as such terms are defined in the Confirmation). Party A will be entitled to the benefit of the Collateral solely to the extent described in the preceding sentence, in accordance with the terms of the Indenture. Party A will be a third-party beneficiary of the Indenture.

(f) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

	(i)	Non-Reliance.  It is acting for its own account, and it has
made its own independent decisions to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication
(written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

	(ii)	Assessment and Understanding.  It is capable of assessing
the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

	(iii)	Status of Parties.  The other party is not acting as a
fiduciary for or as adviser to it in respect of this Agreement.

(g) Additional Representations. Each of Party A and Party B represents that (i) it is an eligible contract participant as defined in 1a(12) of the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000 (7 U.S.C. 1a(12)) and (ii) the material terms of this Agreement and the Swap Transaction have been individually tailored and negotiated.

(h) Negative Interest Rates.  Party A and Party B agree that:

	if, with respect to a Calculation Period for a Transaction, a party (X) is obligated to pay a Floating Amount that is a negative number (either by reason of a negative Floating Rate or the subtraction of a Spread from the Floating Rate), the Floating
Amount with respect to X for that Calculation Period will be deemed to be zero, and the other party (Y) will pay to X the absolute value of the negative Floating Amount, in addition to any amounts otherwise owed by Y to X, on the Payment Date such Floating Amount would have been payable if it had been a positive number. Any amounts paid by Y to X pursuant to this provision will be paid to such account as X may designate (unless Y gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency in which Y is otherwise obligated to make payments).

(i) Limited Recourse. It is expressly understood and agreed by the parties hereto that (i) this Agreement and each Transaction entered into pursuant to this Agreement is entered into by MBNA America Bank, National Association, not individually or personally but solely as Beneficiary of the MBNA Credit Card Master Note
Trust (the Trust) in the exercise of the powers and authority conferred and vested in it, (ii) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Beneficiary but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Beneficiary, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Persons claiming by, through or under such parties; provided, however, that the Beneficiary shall be liable in its individual capacity for its own willful misconduct or gross negligence and (iv) under no circumstances shall the Beneficiary be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(j) Transfer.

(i)	No transfer under Section 7 of this Agreement, other than a
transfer pursuant to Section 7(a) or 7(b) of this Agreement
(as modified below), shall be effective prior to the satisfaction of the Rating Agency Condition with respect to such transfer.

(ii)	Section 7(a) of this Agreement is amended to read in its
entirety as follows:

(a)	a party may make such a transfer of this Agreement
pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution (but without prejudice to any other right or remedy under this Agreement); and

(k) Amendment. Section 9(b) of this Agreement is amended to read in its entirety as follows:

(b)	Amendments.  No amendment, modification or waiver in
respect of this Agreement will be effective unless (i) the Rating Agency Condition with respect to such action is satisfied, (ii) it is in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(l) Set-off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

(f)  All payments under this Agreement shall be made without
Set-off or counterclaim and will not be subject to any
conditions except as provided in Section 2 of this
Agreement.
(m)	Any amounts received from any Reference Market-maker payable to
Party A pursuant to Section 6 of this Agreement shall not be included as MBNAseries Available Amounts or MBNAseries Available
Principal Amounts; provided, however, that such amounts may be applied to pay any Unpaid Amounts owing to Party B under this Agreement.
	The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.


					SWISS RE FINANCIAL PRODUCTS CORPORATION



					By: _______________________
					Name:
					Title:


					MBNA CREDIT CARD MASTER NOTE TRUST
					By:  MBNA America Bank, National
Association,
						as Beneficiary



					By: _______________________
					Name:  Christopher A. Halmy
					Title:    First Vice President
	EXHIBIT A to Schedule

	[Form of Opinion of Counsel for Party A]
EXHIBIT B to Schedule

[Form of Opinion of Counsel for Party B]

	EXHIBIT C to Schedule


Date:		October 30, 2002

To:		MBNA Credit Card Master Note Trust

		Telephone: (302) 457-0331
		Telecopier: (302) 457-0751

From:		Swiss Re Financial Products Corporation

Subject:	Swap Transaction

		The purpose of this communication is to set forth the terms and conditions of the swap transaction entered into on the Trade Date referred to below (the Swap Transaction), between the MBNA CREDIT CARD MASTER NOTE TRUST (Party B), but only relates to the MBNAseries Class A(2002-11) Notes (the Class A Notes) issued pursuant to the Indenture dated as of May 24, 2001 (as amended from time to time, the Indenture) as supplemented by the MBNAseries Indenture Supplement dated as of May
24, 2001 (as amended from time to time, the Indenture Supplement) and as further supplemented by the Class A(2002-11) Terms Document dated as of October 30, 2002 (the Terms Document), and Swiss Re Financial Products Corporation (Party A). This communication constitutes a Confirmation as referred to in the Master Agreement specified below.

		This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 30, 2002 between Party
A and Party B (the Master Agreement). All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

		This Confirmation and the Schedule to the Master Agreement (the Schedule) each incorporate the definitions and provisions contained in (i) the 2000 ISDA Definitions (as published by the International
Swaps and Derivatives Association, Inc.) (the Definitions), without regard to any amendment to the Definitions subsequent to the date hereof, and (ii) the Terms Document, the Indenture Supplement and the Indenture. In the event of any inconsistency between the definitions in the Terms Document and any of the Indenture Supplement, the Indenture, the Definitions, the Schedule or this Confirmation, the definitions in the Terms Document will govern; in the event of any inconsistency between the definitions in the Indenture Supplement and any of the Indenture, the Definitions, the Schedule or this Confirmation, the definitions in the Indenture Supplement will govern; in the event of any inconsistency between the definitions in the Indenture and any of the Definitions, the Schedule or this Confirmation, the definitions in the Indenture will govern; in the event of any inconsistency between this Confirmation and either the Schedule or the Definitions, this Confirmation will govern; and in the event of any inconsistency between the Schedule and the Definitions, the Schedule will govern.
		The terms of this particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:-October 30, 2002.
Effective Date:-The Issuance Date for the Class A Notes.
Termination Date:-The earliest of (i) the date on which the Outstanding Dollar Principal Amount of the Class A Notes is zero, (ii) the Legal Maturity Date for the Class A Notes and (iii) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof. Notional Amount:-Means, with respect to any Calculation Period, an amount in U.S. Dollars equal to the Initial Dollar Principal Amount of the Class A Notes, less the aggregate amount of all principal payments made by Party B to Party A on a Party B Principal Payment Date occurring prior to the Record Date immediately following the commencement of such Calculation Period (or, in the case of the first Calculation Period, USD 490,600,000); provided, however, that, with respect to any Party B Principal Payment Date, any principal payment made by Party B within the applicable cure period provided for pursuant to Section 5(a)(i) of the Master Agreement shall, for the purpose of determining the Notional Amount for any Calculation Period commencing after such Party B Principal Payment Date, be deemed to have been made on such Party B Principal Payment Date.
Calculation Period:-Refers to any of the Party A Floating Rate Calculation Periods and the Party B Floating Rate Calculation Periods, as applicable.
Compounding:-Not Applicable.
Payment Date:-Refers to each Party A Floating Rate Payer Payment Date and Party B Floating Rate Payer Payment Date, as applicable.
Currency Swap Exchange Rate:-EUR 1.019160211 per one (1) U.S. Dollar.

INTEREST PAYMENTS-
Party A Floating Amount Details:-
Party A Floating Rate Payer:-Party A.
Party A Floating Amount:-With respect to each Party A Floating Rate Payer Payment Date, an amount in Euros determined in accordance with the following formula:
NA  FR  y/360  FX
where,
NA is the Notional Amount with respect to the Party A Floating Rate Calculation Period relating to such Party A Floating Rate Payer Payment Date;
FR is the floating rate derived from the Party A Floating Rate Option with respect to such Party A Floating Rate Calculation Period, based on the Party A Floating Rate Designated Maturity, plus the Party A Floating Rate Spread; provided, however, that for the initial Party A Floating Rate Calculation Period, FR will be 3.51994%;
y is the actual number of days in such Party A Floating Rate Calculation Period; and
FX is the Currency Swap Exchange Rate.
Party A Floating Rate Calculation Periods:-For the initial Party A Floating Rate Payer Payment Date, the period from and including the Effective Date to but excluding the initial Interest Payment Date, and for each applicable Party A Floating Rate Payer Payment Date thereafter, each Party A Floating Rate Calculation Period will be the period from and including the previous Interest Payment Date to but excluding the current Interest Payment Date.
Party A Floating Rate Period End Dates:-The last day of each Party A Floating Rate Calculation Period.
Party A Floating Rate Reset Dates:-Means, with respect to the initial Party A Floating Rate Payer Payment Date, the Effective Date, and with respect to each Party A Floating Rate Payer Payment Date thereafter, the first day of the related Party A Floating Rate Calculation Period.
Party A Floating Rate Designated Maturity:-For each applicable Party A Floating Rate Payer Payment Date, three months; provided, however, that for each Party A Floating Rate Payer Payment Date following an Acceleration Event with respect to the Class A Notes, one month.
Party A Floating Rate Day Count Fraction:-Actual/360.

Party A Floating Rate Payer
Payment Dates:-The TARGET Settlement Date immediately preceding each Interest Payment Date.
Party A Floating Rate Option:-EUR-EURIBOR-Telerate; provided, however, that the last sentence of the definition of EUR-EURIBOR-Reference Banks is hereby amended to replace the penultimate use of that Reset Date with the day that is two TARGET Settlement Dates preceding that Reset Date. Party A Floating Rate Spread:-Plus 0.25%.
-
Party B Floating Amount Details:-
Party B Floating Rate Payer:-Party B.
Party B Floating Amount:-With respect to each Party B Floating Rate Payer Payment Date, an amount in U.S. Dollars determined in accordance with the following formula:
NA  FR  y/360
where,
NA is the Notional Amount with respect to the related Party B Floating Rate Calculation Period;
FR is the floating rate derived from the Party B Floating Rate Option with respect to such Party B Floating Rate Calculation Period based on the applicable Party B Floating Rate Designated Maturity, plus the Party B Floating Rate Spread; provided, however, that for the initial Party B Floating Rate Calculation Period, FR will be 2.09544%; and y is the actual number of days in such related Party B Floating Rate Calculation Period;

provided, however, that with respect to any Party B Floating Rate Payer Payment Date following the occurrence of an Accumulation Event with respect to the Class A Notes, the Party B Floating Amount will be reduced by the amount of the Negative Carry Shortfall, if any, applicable to the related Party B Floating Rate Calculation Period.
-For the purposes of this Confirmation, Negative Carry Shortfall means, with respect to any Party B Floating Rate Calculation Period, the sum of the amounts, with respect to each Transfer Date within such Party B Floating Rate Calculation Period, by which the Derivative Reserve Draw Amount with respect to each such Transfer Date exceeds the amount on deposit in the Derivative Reserve Account with respect to each such Transfer Date.
Party B Floating Rate Calculation Periods:-For the initial Party B Floating Rate Payer Payment Date, the period from and including the Effective Date to but excluding the initial Interest Payment Date, and for each applicable Party B Floating Rate Payer Payment Date thereafter, each Party B Floating Rate Calculation Period will be the period from and including the previous Interest Payment Date to but excluding the current Interest Payment Date.
Party B Floating Rate Period End Dates:-The last day of each Party B Floating Rate Calculation Period.
Party B Floating Rate Reset Dates:-Means, with respect to the initial Party B Floating Rate Payer Payment Date, the Effective Date, and with respect to each Party B Floating Rate Payer Payment Date thereafter, the first day of the related Party B Floating Rate Calculation Period.
Party B Floating Rate Designated Maturity:-For each Party B Floating Rate Payer Payment Date, three months; provided, however, that for each Party B Floating Rate Payer Payment Date following the occurrence of an Acceleration Event with respect to the Class A Notes, one month.
Party B Floating Rate Day Count Fraction:-Actual/360.
Party B Floating Rate Payer
Payment Dates:-The Distribution Date in each January, April, July and October, commencing with the January 2003 Distribution Date; provided, however, that following the occurrence of an Acceleration Event with respect to the Class A Notes, the Party B Floating Rate Payer Payment Dates shall be each Distribution Date, commencing with the Distribution Date in the calendar month immediately following the occurrence of such event.
Party B Floating Rate Option:-USD-LIBOR-BBA; provided, however, that the last sentence of the definition of USD-LIBOR-Reference Banks is hereby amended to replace the penultimate use of that Reset Date with the day that is two TARGET Settlement Date preceding that Reset Date.
Party B Floating Rate Spread:-Plus 0.31375%.
-
PARTIAL PAYMENTS:-
Payments Due on Partial Payment Date:-If, on any Party B Floating Rate Payer Payment Date (such date, a Partial Payment Date) there exists a Party B Payment Shortfall, on the Party A Floating Rate Payer Payment Date immediately following such Partial Payment Date, Party A shall, notwithstanding the condition precedent specified in Section 2(a)(iii)(1) of the Master Agreement, pay to Party B, on the related Party A Floating Rate Payer Payment Date, an amount equal to the Converted Amount.
For purposes of this Confirmation, Converted Amount means, for a Party A Floating Rate Payer Payment Date, in relation to an amount paid by Party B in part (but not in full) hereunder, an amount equal to the product of
(i) the actual amount of the partial payment made by Party B, divided by the full amount owed by Party B, each on such Party B Floating Rate Payer Payment Date, and (ii) the full amount owed by Party A on such Party A Floating Rate Payer Payment Date.
-For purposes of this Confirmation, Party B Payment Shortfall means, with respect to each Party B Floating Rate Payer Payment Date, the excess, if any, of the aggregate amount owing by Party B pursuant to the terms of this Confirmation on such date over the aggregate amount actually paid by Party B on such date (after giving effect to all payments made on such date) (it being understood that in the absence of any such excess, a Party B Payment Shortfall will not exist).
Payments Due on Next Payment Date:-(i) On the Party B Floating Rate Payer Payment Date immediately following a Partial Payment Date, Party B shall pay, in addition to the Party B Floating Amount applicable on such date, the amount of the Party B Payment Shortfall existing on the prior Party B Floating Rate Payer Payment Date, plus the amount of Default Interest applicable to such Party B Payment Shortfall. If a preceding Partial Payment Date was a Party B Aggregate Payment Date, Party B shall also pay to Party A on each Party B Floating Rate Payer Payment Date occurring prior to the next Interest Payment Date, an amount equal to Party B Additional Interest for such Party B Floating Rate Payer Payment Date.
-For the purposes of this Confirmation, Default Interest means any amounts of interest owing by a party pursuant to Section 2(e) of the Master Agreement.
-For the purposes of this Confirmation, Party B Additional Interest means with respect to any Party B Floating Rate Payer Payment Date an amount of interest equal to the product of (i) the amount of any Party B Payment Shortfall existing on the immediately preceding Party B Aggregate Payment Date, times (ii) the sum of the rate derived from the related Party B Floating Rate Option with respect to the related Party B Floating Rate Calculation Period plus the Party B Floating Rate Spread, times (iii) a fraction, the numerator of which is the actual number of days in such Party B Floating Rate Calculation Period and the denominator of which is 360.
-For the purposes of this Confirmation, Party B Aggregate Payment Date means the Party B Floating Rate Payer Payment Date immediately preceding each Interest Payment Date.
-(ii) On the second Party A Floating Rate Payer Payment Date following a Partial Payment Date occurring on a Party B Aggregate Payment Date, Party A shall pay, in addition to the Party A Floating Amount, or, if a further Party B Payment Shortfall exists with respect to the intervening Party B Floating Rate Payer Payment Date, in addition to the Party A Floating Amount and the related Converted Amount (in each case, as applicable on such date), the sum of (A) the Converted Amount, if any, plus (B) interest on the Converted Amount at the same rate and basis as is applicable to the related Party A Floating Amount or further Converted Amount (as applicable) for such Party A Floating Rate Payer Payment Date for the period from and including the previous Interest Payment Date to but excluding the next Interest Payment Date. -Limitations. Nothing in this Partial Payments section shall be deemed to prevent Party A from designating an Event of Default with respect to Party B pursuant to Section 5(a)(i) of the Master Agreement in connection with such partial payment.
PRINCIPAL PAYMENTS-
Initial Exchanges:-
-(a) Party A shall pay to Party B the amount of USD 489,373,500 on October 30, 2002; and
-(b) Party B shall pay to Party A the amount of EUR 500,000,000 on October 30, 2002.
Final Exchanges:-
Final Exchange Date:-The TARGET Settlement Date immediately following the October 2009 Distribution Date; provided, however, that if an Acceleration Event with respect to the Class A Notes occurs, principal payments shall be made by Party B on such other dates as provided under Principal Payments below (but only on the dates and only to the extent that amounts are available to make such payments pursuant to the terms of the Terms Document).
Party B Final Exchange Amount(s):-The Outstanding Dollar Principal Amount of the Class A Notes as of:
(a)with respect to a principal payment to be made by Party
B on the Final Exchange Date, the Final Exchange Date; and
(b)with respect to a principal payment to be made by Party
B on any other date (each together with the Final Exchange Date, a Party B Principal Payment Date), the first day of the then current Calculation Period.
Party A Final Exchange
Amount:
-The Converted Principal Amount as of the applicable Party A Principal Payment Date.

Principal Payments:-
-(a)Acceleration of Principal. If an Acceleration Event with respect to the Class A Notes occurs, Party B shall pay to Party A, on each Distribution Date, commencing with the Distribution Date in the calendar month following the occurrence of such event (or such payment may be made on the TARGET Settlement Date immediately following any such Distribution Date (if such TARGET Settlement Date is also a United States Business Day) as though such amounts were initially due on such immediately following TARGET Settlement Date), all amounts available for the payment of principal pursuant to subsection 3.14(b) of the Indenture Supplement, and Party A, on the TARGET Settlement Date immediately following each such Distribution Date (each, together with the Final Exchange Date, a Party A Principal Payment Date), shall pay to Party B the related Converted Principal Amount of the payment made by or to be made by Party B on such Party B Principal Payment Date. Notwithstanding anything to the contrary contained in this Confirmation, Party B shall not be required to make any payment of principal hereunder prior to receiving evidence satisfactory to it that the Converted Principal Amount for the related Party A Principal Payment Date has been paid by Party A pursuant to the terms of this Confirmation.
-(b)Principal Payment Notices. Party B shall, no later than four Business Days prior to any Party B Principal Payment Date on which it intends to pay all or part of the Outstanding Dollar Principal Amount of the Class A Notes, provide written notice to Party A of such intention, the amount of such payment, the amount then on deposit with Party B which is available to make such payment and the date that Party B elects (as provided in clause (a) above) to make such payment.
-For the purpose of this Confirmation, Converted Principal Amount means, in relation to an amount to be paid by Party A under this Principal Payments provision, an amount (in Euros) equal to the product of (i) the amount paid by Party B pursuant to this Principal Payments provision or identified by Party B in the notice required by clause (b) above as the amount to be so paid by Party B (but in no event more than the amount actually paid by Party B), and (ii) the Currency Swap Exchange Rate. OTHER PROVISIONS-
Certain Definitions:-
Business Day Convention:-Modified Following.
Calculation Agent:-Indenture Trustee.
Governing Law:-New York.
London Banking Day:-New York, New York, Newark, Delaware and London,
England.
United States Business Day:-New York, New York and Newark, Delaware. TARGET Settlement Date:-Any TARGET Settlement Day (as defined in the Definitions) which is also a London Banking Day.
Distribution Date:-The fifteenth day of each calendar month, or if such fifteenth day is not a United States Business Day, the next succeeding United States Business Day.
Legal Maturity Date for the Class A Notes:-The second TARGET Settlement Date following the March 2012 Distribution Date; provided, however, if an Early Termination Date occurs, the Legal Maturity Date will be the earlier of (i) the second TARGET Settlement Date following the March 2012 Distribution Date and (ii) the Interest Payment Date occurring in the forty-second Monthly Period following such Early Termination Date. Rating Agency Condition:-The written confirmation by each Note Rating Agency that the related action will not have a Ratings Effect on the Class A Notes.
USD:-
Except as otherwise directed in writing by Party B, Party A will pay USD, with respect to the Initial Exchange, to:-MBNA America Bank, National Association ABA #031100160
References: MBNA Credit Card Master Note Trust, MBNAseries, Class
A(2002-11)
Attention:  Securitization
Party A will pay USD, with respect to any amounts owing to Section 6 of the Master Agreement, to:-The Bank of New York, New York
ABA #021000018
A/C of MBNA Credit Card Master Note Trust, MBNAseries
A/C # 054640
Party B will pay USD to:-JPMorgan Chase Bank
Swift Code:  CHASUS33
ABA # 021000021
A/C # 066-911184
A/C of Swiss Re Financial Products Corporation
Euros:-
Party B will pay Euros, with respect to the Initial Exchange, to:- JPMorgan AG, Frankfurt
Swift Code:  CHASDEFX
Account:  JPMorgan Chase Bank, London
A/C # 6231400604
Further Credit to Account No.:  24492903
Account:  Swiss Re Financial Products Corporation
Party A will pay Euros to:-Barclays Bank Plc
Swift Code:  BARCGB22
A/C # 57474322
Account:  The Bank of New York, London Branch
Further Credit to Account No.: 5458649780
Account: MBNA Class A(2002-11) Foreign Currency Distribution Account Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Swap Transaction by signing in the space provided below and sending a copy of the executed Confirmation to us.

It has been a pleasure working with you on this transaction and we look forward to working with you again in the future.

			Very truly yours,

			SWISS RE FINANCIAL PRODUCTS CORPORATION


By:  /s/  Ragai A Rhoushdy

Ragai Rhoushdy
Vice President


Agreed and Accepted by:

MBNA CREDIT CARD MASTER NOTE TRUST

By:	MBNA America Bank, National Association,
	  solely in its capacity as beneficiary
		and not in its individual capacity


By:   /s/ Christopher Halmy
Name:	Christopher A. Halmy
Title:	First Vice President